UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 31, 2011

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12100 West Center Road

Omaha, Nebraska 68144

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2011, Gordmans Stores, Inc. (the “Company”) appointed Michael E. Wirkkala, 54, as the Company’s Executive Vice President of Operations and Chief Operating Officer. Mr. Wirkkala will serve as the Company’s principal operating officer.

Wirkkala joins the Company with more than 30 years of retail management experience, most recently serving as vice president of store operations for Charming Charlie since May 2011. Mr. Wirkkala worked for Macy’s from 1979 to 2010, most recently serving as senior vice president and chief financial officer for Macy’s West, which was a $6.5 billion division with 235 locations in 14 states. Wirkkala also held executive leadership positions in operations and logistics/supply chain management with Macy’s.

In connection with Mr. Wirkkala’s employment, the Company executed an employment offer letter (the “Offer Letter”) with Mr. Wirkkala dated October 20, 2011. Under the terms of the Offer Letter, Mr. Wirkkala is entitled to an (i) initial annual base salary of $300,000, (ii) participation in the Company’s Incentive Compensation Program, a cash bonus payment program with a target bonus equal to a pro-rata portion of approximately 35% of Mr. Wirkkala’s annual base salary for fiscal 2012, (iii) a signing bonus of $50,000, (iv) options to acquire 40,000 shares of the Company’s common stock, pursuant to a Non-Qualified Stock Option Agreement under the Company’s 2010 Omnibus Incentive Compensation Plan with 20% per year vesting beginning on the first anniversary of the grant date, and (iv) relocation expenses up to $50,000.

In addition, the Company and Mr. Wirkkala entered into a letter agreement (the “Severance Agreement”) dated October 31, 2011 which provides for severance equal to up to six months of base salary upon termination of employment under certain circumstances.

The above summaries of the Offer Letter and Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and Severance Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

There is no arrangement or understanding pursuant to which Mr. Wirkkala was selected as Executive Vice President of Operations and Chief Operating Officer and no family relationship exists between Mr. Wirkkala and any director or executive officer of the Company. Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Mr. Wirkkala as described under Item 404(a) of Regulation S-K and none have been proposed.

A copy of the Company’s press release, issued on November 2, 2011, announcing the appointment of Mr. Wirkkala is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Offer Letter, dated as of October 20, 2011, by and between the Company and Michael E. Wirkkala

10.2	Michael E. Wirkkala Severance Agreement Letter, dated October 31, 2011

99.1	Press Release dated November 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: November 2, 2011	By:	/s/ Michael D. James
	Name:	Michael D. James
	Title:	Vice President, Chief Financial Officer, Treasurer and Assistant Secretary